UNITED STATES
                           SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): October 27, 2003

                           Sound Federal Bancorp, Inc.
             (Exact name of registrant as specified in its charter)

            Delaware                   000-24811                  22-3887679
-----------------------------      -------------------          --------------
(State or other jurisdiction        (SEC File Number)          (I.R.S. Employer
  of incorporation)                                          Identification No.)

        1311 Mamaroneck Avenue, Suite 190, White Plains, New York, 10605
                    (Address of principal executive offices)

                  Registrant's telephone number, including area
                               code: 914-761-3636


                                 Not Applicable
    -------------------------------------------------------------------------
          (Former name or former address, if changed since last report)

                           CURRENT REPORT ON FORM 8-K


Item 12. Results of Operations and Financial Condition

     Sound Federal Bancorp, Inc. (Nasdaq: "SFFS") announced its September 30, 2003 financial results. The press release is included as an exhibit.

Item 7(c).         Exhibits

99.1     Press release of Sound Federal Bancorp, Inc., dated October 27, 2003.

                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

                                              Sound Federal Bancorp, Inc.


DATE:  October 28, 2003                    By:      /s/ Anthony J. Fabiano
                                                    ----------------------
                                                        Anthony J. Fabiano
                                                        Chief Financial Officer





EXHIBIT INDEX

99.1      Press release of Sound Federal Bancorp, Inc., dated October 27, 2003.

                                                                    Exhibit 99.1





                                                FOR IMMEDIATE RELEASE
                                                Monday, October 27, 2003
                                                For further information contact:
                                                Anthony J.  Fabiano
                                                Senior Vice President,
                                                Chief Financial Officer
                                                 and Corporate Secretary
                                                (914) 761-3636


                  SOUND FEDERAL BANCORP, INC. ANNOUNCES SECOND
                             FISCAL QUARTER EARNINGS


White Plains, New York (PR Newswire), Monday, October 27, 2003-- Sound Federal Bancorp, Inc. (Nasdaq National Market: "SFFS") (the "Company"), the holding company for Sound Federal Savings (the "Bank"), announced net income of $1.7 million or diluted earnings per share of $0.13 for the quarter ended September 30, 2003, as compared to $2.0 million or diluted earnings per share of $0.15 for the quarter ended September 30, 2002, a decrease of 18.7% in net income. For the six months ended September 30, 2003, net income amounted to $3.4 million or diluted earnings per share of $0.26 as compared to $4.2 million or diluted earnings per share of $0.32 for the same period in the prior year. The decrease in net income for the quarter ended September 30, 2003 as compared to the same quarter in the prior year is primarily attributable to a $439,000 increase in non-interest expense and a $63,000 decrease in net interest income partially offset by a decrease of $143,000 in income tax expense. The decrease in net income for the six months ended September 30, 2003 reflects an increase of $1.6 million in non-interest expense partially offset by an increase of $182,000 in net interest income and a decrease of $455,000 in income tax expense.

In connection with the second-step mutual-to-stock conversion of Sound Federal, MHC that was completed on January 6, 2003, a total of 7,780,737 shares of common stock were sold at a price of $10.00 per share. In addition, 5,444,263 shares were issued to existing stockholders of our mid-tier holding company resulting in an exchange ratio of 2.7667. At the completion of the second-step conversion, the Company had 13,225,000 shares issued and outstanding.

Bruno J. Gioffre, Chairman of the Board, commented, "The interest rate environment continues to be a challenging one for the thrift industry. In recognition of this, we continue to increase our adjustable-rate loan production and to shorten the maturity of our other securities as well as to continue to expand our presence in the commercial mortgage market. One-to-four family adjustable rate mortgage loans amounted to $103.7 million or 24% of total loans at September 30, 2003 as compared to $83.7 million or 19.5% at March 31, 2003. Adjustable-rate mortgage-backed securities amounted to $151.6 million or 42% of our securities portfolio as compared to $150.3 million or 51% at March 31, 2003. By continuing to emphasize ARM loan production, we are preparing for the anticipated increase in market interest rates. We continue to grow the deposit base both in our existing branches and through de-novo branch openings. Deposits increased by $49.1 million or 8.1% in the first half of fiscal 2004. The current interest rate environment allows us to open new branches and grow our deposit base at a relatively low cost. We then grow our new branches in our continually expanding market area by offering a full range of services to our new customers. Asset quality continues to be good. Although our non-performing loans increased to $1.8 million at September 30, 2003 as compared to $889,000 at June 30, 2003, this increase was primarily due to the delinquency of one borrower's mortgage and home equity loans. These loans amounted to $811,000 and are secured by a single family home with a total loan-to-value ratio of less than 60%."

Mr. Gioffre continued, "As always, we continue to pursue a business plan designed to grow stockholder value. We are pursuing a buy-back strategy as part of this business plan and have acquired 77,000 shares of the Company's common stock since we announced our stock buyback program in July. In addition, we increased our quarterly cash dividend by 20% - from $0.05 per share to $0.06 per share. We continue to explore opportunities to expand our market presence, to build franchise value and to deploy the capital raised in the Company's second-step conversion. As always, we appreciate your investment in Sound Federal."

The Company's total assets amounted to $851.0 million at September 30, 2003 as compared to $796.1 million at March 31, 2003. The $54.9 million increase in total assets is primarily due to a $62.8 million increase in securities available for sale to $357.9 million and a $9.5 million increase in net loans to $437.2 million, partially offset by a $22.4 million decrease in federal funds sold. The asset growth was funded principally by a $49.1 million increase in deposits to $653.4 million and a $20.0 million increase in borrowings to $55.0 million partially offset by a $10.5 million decrease in amounts due to brokers for securities purchased.

Total stockholders' equity decreased $541,000 to $137.8 million at September 30, 2003 as compared to $138.3 million at March 31, 2003. The decrease reflects the purchase of 77,000 shares of the Company's common stock at a cost of $1.2 million, dividends paid of $1.3 million and a decrease in accumulated other comprehensive income of $1.9 million, partially offset by net income of $3.4 million and an increase in additional paid-in capital of $178,000. The decrease in stockholders' equity attributed to accumulated other comprehensive income
(loss) is primarily due to a net unrealized holding loss of $3.2 million on securities available for sale, less a $1.3 million income tax effect.

Net interest income for the quarter ended September 30, 2003 amounted to $6.2 million, a $63,000 decrease from the same period in the prior year. The interest rate spread was 2.85% and 3.77% for the quarters ended September 30, 2003 and 2002, respectively. The net interest margin for those periods was 3.14% and 3.94%, respectively. For the six months ended September 30, 2003, net interest income amounted to $12.7 million as compared to $12.6 million for the same period in the prior year. The interest rate spread was 2.94% and 3.89% and the net interest margin was 3.25% and 4.06% for the respective six-month periods. The decreases in interest rate spread and net interest margin for the comparative quarters are primarily the result of the effect of mortgage refinancings and lower returns on our investment portfolio, as interest rates remain at 40-year lows. If interest rates remain at these low levels or decrease further, the yields earned on our interest-earning assets may continue to decrease and adversely affect the Company's interest rate spread and net interest margin.
                                     -more-

Non-interest income totaled $228,000 and $224,000 for the quarters ended September 30, 2003 and 2002, respectively. For the six months ended September 30, 2003, non-interest income amounted to $513,000 as compared to $394,000 for the same period in 2002. The increase in non-interest income was primarily due to higher levels of income from service charges on deposit accounts, late charges on loans and various other service fees.

Non-interest expense totaled $3.6 million for the quarter ended September 30, 2003 as compared to $3.2 million for the quarter ended September 30, 2002. This increase is due primarily to increases of $383,000 in compensation and benefits, $199,000 in occupancy and equipment expense and $67,000 in other non-interest expense, partially offset by decreases of $69,000 in data processing fees and $141,000 in advertising and promotion expense. For the six months ended September 30, 2003, non-interest expense increased $1.5 million to $7.6 million as compared to $6.1 million for the same period in the prior year. This increase is due to increases of $947,000 in compensation and benefits, $317,000 in occupancy and equipment expense, $125,000 in advertising and promotion expense and $247,000 increase in other non-interest expense.

The increase in compensation expense is due primarily to normal salary increases, additional staff to support the growth in the Company's lending operations and for the Stamford branch, which opened in September 2003, and additional ESOP expense. The increase in ESOP expense reflects the increase in shares committed to be released for allocation as a result of the second-step conversion and the increase in the market value of those shares. Compensation expense is recognized for the ESOP equal to the fair value of shares committed to be released for allocation to participant accounts. The difference between the fair value at that time and the ESOP's original acquisition cost is charged or credited to stockholders' equity. For the quarter and six months ended September 30, 2003, this difference amounted to $106,000 and $178,000, respectively, as compared to $69,000 and $108,000 for the same periods in 2002.

The increase in occupancy and equipment expense is primarily due to two new branch locations (Somers, New York and Stamford, Connecticut) and the Company's new corporate office which opened in April 2003.

The Bank is a federally-chartered savings bank offering traditional financial services and products through its New York branches in Mamaroneck, Harrison, Rye Brook, New Rochelle, Peekskill, Yorktown, Somers and Cortlandt in Westchester County and New City in Rockland County, and in Connecticut in Greenwich and Stamford.

                                  * * * * * *

This press release contains certain forward-looking statements consisting of estimates with respect to the financial condition, results of operations and business of the Company and the Bank. These estimates are subject to various factors that could cause actual results to differ materially from these estimates. Such factors include (i) the effect that an adverse movement in interest rates could have on net interest income, (ii) customer preferences,
(iii) national and local economic and market conditions, (iv) higher than anticipated operating expenses and (v) a lower level of or higher cost for deposits than anticipated. The Company disclaims any obligation to publicly announce future events or developments that may affect the forward-looking statements herein.

Balance sheets, statements of income and other financial data are attached.

                                     -more-


Sound Federal Bancorp, Inc. and Subsidiary

CONSOLIDATED BALANCE SHEETS
(Unaudited)
(Dollars in thousands, except per share data)                                              September 30,           March 31,
                                                                                              2003                   2003
                                                                                      ----------------------------------------
Assets
Cash and due from banks                                                                      $ 10,911               $ 8,776
Federal funds sold and other overnight deposits                                                13,739                36,121
Securities available for sale, at fair value                                                  357,891               295,048

Loans, net:
  Mortgage loans                                                                              438,401               428,575
  Consumer loans                                                                                1,366                 1,551
  Allowance for loan losses                                                                    (2,562)               (2,442)
                                                                                            ---------             ---------
            Total loans, net                                                                  437,205               427,684
                                                                                            ---------             ---------

 Accrued interest receivable                                                                    3,604                 3,678
 Federal Home Loan Bank stock                                                                   5,303                 4,141
 Premises and equipment, net                                                                    5,711                 5,467
 Deferred income taxes                                                                          1,490                   392
 Goodwill                                                                                      13,970                13,970
 Other assets                                                                                   1,164                   811
                                                                                            ---------             ---------
            Total assets                                                                    $ 850,988             $ 796,088
                                                                                            =========             =========

Liabilities and Stockholders' Equity
Liabilities:
  Deposits                                                                                  $ 653,395             $ 604,260
  Borrowings                                                                                   55,000                35,000
  Mortgagors' escrow funds                                                                      1,948                 4,603
  Due to brokers for securities purchased                                                           -                10,495
  Accrued expenses and other liabilities                                                        2,865                 3,409
                                                                                            ---------             ---------
            Total liabilities                                                                 713,208               657,767
                                                                                            ---------             ---------
Stockholders' equity:
   Preferred stock ($0.01 par value; 1,000,000 shares authorized;
      none issued and outstanding)                                                                  -                     -
   Common stock ($0.01 par value; 24,000,000 shares authorized;
      13,247,133 shares issued)                                                                   132                   132
   Additional paid-in capital                                                                  95,573                95,395
   Treasury stock, at cost (77,000 shares at September 30, 2003)                               (1,203)                    -
   Common stock held by the Employee Stock Ownership Plan                                      (6,808)               (7,059)
   Common stock awards under the Recognition and Retention Plan                                   (28)                 (100)
   Retained earnings                                                                           51,980                49,937
   Accumulated other comprehensive (loss) income, net of taxes                                 (1,866)                   16
                                                                                            ---------             ---------
            Total stockholders' equity                                                        137,780               138,321
                                                                                            ---------             ---------
            Total liabilities and stockholders' equity                                      $ 850,988             $ 796,088
                                                                                            =========             =========


Sound Federal Bancorp and Subsidiary

CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)
(In thousands, except per share data)
                                                               For the Quarter Ended           For the Six Months Ended
                                                                    September 30,                     September 30,
                                                           -----------------------------------------------------------------
                                                                 2003            2002              2003            2002
Interest and Dividend Income
 Loans                                                         $ 6,490         $ 7,626         $ 13,259         $ 15,240
 Mortgage-backed and other securities                            2,701           2,007            5,538            4,047
 Federal funds sold and other overnight deposits                    46             127              174              232
 Other earning assets                                               35              38               92               84
                                                               -------         -------         --------         --------
 Total interest and dividend income                              9,272           9,798           19,063           19,603
                                                               -------         -------         --------         --------
Interest Expense
 Deposits                                                        2,665           3,102            5,544            6,186
 Borrowings                                                        384             411              749              827
 Other interest-bearing liabilities                                 18              17               35               37
                                                               -------         -------         --------         --------
 Total interest expense                                          3,067           3,530            6,328            7,050
                                                               -------         -------         --------         --------

 Net interest income                                             6,205           6,268           12,735           12,553
 Provision for loan losses                                          75              50              125              125
                                                               -------         -------         --------         --------
 Net interest income after provision for loan losses             6,130           6,218           12,610           12,428
                                                               -------         -------         --------         --------

Non-Interest Income
 Service charges and fees                                          228             211              513              381
 Gain on sale of real estate owned                                   -              13                -               13
                                                               -------         -------         --------         --------
 Total non-interest income                                         228             224              513              394
                                                               -------         -------         --------         --------

Non-Interest Expense
 Compensation and benefits                                       2,006           1,623            3,998            3,051
 Occupancy and equipment                                           584             385            1,146              829
 Data processing service fees                                      189             258              431              487
 Advertising and promotion                                         137             278              551              426
 Other                                                             732             665            1,506            1,259
                                                               -------         -------         --------         --------
 Total non-interest expense                                      3,648           3,209            7,632            6,052
                                                               -------         -------         --------         --------

 Income before income tax expense                                2,710           3,233            5,491            6,770
 Income tax expense                                              1,060           1,203            2,124            2,579
                                                               -------         -------         --------         --------
 Net income                                                    $ 1,650         $ 2,030          $ 3,367          $ 4,191
                                                               =======         =======         ========         ========

Basic earnings per share (1)                                    $ 0.13          $ 0.16           $ 0.27           $ 0.33
                                                               =======         =======         ========         ========
Diluted earnings per share (1)                                  $ 0.13          $ 0.15           $ 0.26           $ 0.32
                                                               =======         =======         ========         ========

(1) Earnings per share data for the 2002 periods have been adjusted to reflect the shares issued in the second-step conversion completed on January 6, 2003.


Sound Federal Bancorp, Inc. and Subsidiary

Other Financial Data
(Unaudited)
(Dollars in thousands, except per share data)
                                                                         At or for the Quarter Ended
                                        --------------------------------------------------------------------------------------------
                                        --------------------------------------------------------------------------------------------
                                        Sept. 30, 2003     June 30, 2003     March 31, 2003       Dec. 31, 2002       Sept. 30, 2002
                                        --------------------------------------------------------------------------------------------

Net interest income                         $ 6,205            $ 6,530              $ 6,888              $ 6,398             $ 6,268
Provision for loan losses                        75                 50                  100                   50                  50
Non-interest income                             228                285                  267                  229                 224
Non-interest expense:
   Compensation and benefits                  2,006              1,992                1,839                1,650               1,623
   Occupancy and equipment                      584                562                  422                  495                 385
   Other non-interest expense                 1,058              1,430                1,066                1,185               1,201
                                        -----------       ------------          -----------         ------------        ------------
 Total non-interest expense                   3,648              3,984                3,327                3,330               3,209
                                        -----------       ------------          -----------         ------------        ------------
Income before income tax expense              2,710              2,781                3,728                3,247               3,233
Income tax expense                            1,060              1,064                1,420                1,220               1,203
                                        -----------       ------------          -----------         ------------        ------------
Net income                                  $ 1,650            $ 1,717              $ 2,308              $ 2,027             $ 2,030
                                        ===========       ============          ===========         ============        ============
Total assets                              $ 850,988          $ 835,635            $ 796,088            $ 779,465           $ 672,632
Loans, net                                  437,205            422,461              427,684              434,166             442,724
Securities available for sale:
   Mortgage-backed securities               264,359            250,529              211,484              148,754             111,762
   Other securities                          93,532             88,752               83,564               73,061              47,416
Deposits                                    653,395            633,265              604,260              592,417             565,834
Borrowings                                   55,000             35,000               35,000               34,973              35,012
Stockholders' equity                        137,780            139,822              138,321               68,246              66,179
------------------------------------------------------------------------------------------------------------------------------------
Performance Data:
Return on average assets (1)                  0.80%               0.85%                1.17%                1.14%              1.21%
Return on average equity (1)                  4.76%               4.97%                7.75%               12.07%             12.52%
Average interest rate spread (1)              2.85%               3.07%                3.41%                3.66%              3.77%
Net interest margin (1)                       3.14%               3.39%                3.79%                3.81%              3.94%
Efficiency ratio                             56.71%              58.46%               46.80%               50.25%             49.53%
Per Common Share Data:
Basic earnings per common share (2)           $0.13               $0.14                $0.19                $0.16              $0.16
Diluted earnings per common share (2)         $0.13               $0.14                $0.18                $0.15              $0.15
Book value per share (3)                     $10.46              $10.55               $10.44               $14.27             $13.85
Tangible book value per share (3)             $9.40               $9.50                $9.39               $11.35             $10.93
Dividends per share (2)                       $0.05               $0.05                $0.05                $0.03              $0.03
------------------------------------------------------------------------------------------------------------------------------------
Capital Ratios:
Equity to total assets (consolidated)        16.19%              16.73%               17.38%                8.76%              9.84%
Tier 1 leverage capital (Bank)               10.82%              11.14%               11.29%                6.14%              6.76%
------------------------------------------------------------------------------------------------------------------------------------
Asset Quality Data:
Total non-performing loans                 $ 1,751               $ 889                $ 477                $ 795               $ 876
Total non-performing assets                $ 1,751               $ 889                $ 477                $ 966             $ 1,048
------------------------------------------------------------------------------------------------------------------------------------

(1)  Ratios are annualized.
(2) Per share data for quarters prior to March 31, 2003 have been adjusted to reflect the shares issued in the second-step conversion completed on January 6, 2003.
(3)  Computed based on total common shares issued, less treasury shares.